UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

BANK BUILDING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Bank Building Corporation common stock, no par value per share.

(2)	Aggregate number of securities to which transaction applies:

398,244 shares of Bank Building Corporation common stock, which represents all of the shares of Bank Building Corporation issued and outstanding as of December 31, 2007.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for the purpose of calculating the registration fee as of the date of filing of this preliminary proxy statement, the underlying value of the transaction was calculated as the product of (i) the 1,262,434 shares of Carter Bank & Trust common stock to be issued in the merger (based upon the 398,244 outstanding shares of Bank Building Corporation common stock multiplied by the base exchange ratio of 3.17 shares of Carter Bank & Trust common stock, par value $1.00 per share, for every share of Bank Building stock), (ii) $8.90, the average of the high and low prices of the common stock of Carter Bank & Trust reported on the OTC Bulletin Board on February 25, 2008 and (iii) 0.0000393, the filing fee rate set forth in Fee Rate Advisory #6 for Fiscal Year 2008 (2007-270), in accordance with Rule 0-11(c) under the Securities Exchange Act of 1934, as amended.

(4)	Proposed maximum aggregate value of transaction:

As of the date of filing this preliminary proxy statement, the proposed maximum aggregate value of the transaction for purposes of calculating the filing fees is $11,235,662.60.

(5)	Total Fee Paid:

$442.00

☐	Fee paid previously with preliminary materials.

☒	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

$316.00

(2)	Form, Schedule or Registration Statement No.:

Preliminary Schedule 14A

(3)	Filing Party:

Bank Building Corporation

(4)	Date Filed:

January 17, 2008

Explanatory Note: This preliminary proxy statement is being filed solely to pay the additional filing fee required pursuant to Rule 14a-6(i)(1) of the Securities Exchange Act of 1934, as amended.